Exhibit 23.2

Suite 1210 - 777 Hornby Street
Vancouver, BC
V6Z 1S4 CANADA
Telephone: (604) 689-1022
Facsimile: (604) 681-4760

CORPORATE AND SECURITIES LAWYERS

June 25, 2010

Board of Directors
Black Hawk Exploration Inc.

Re:  Post Effective Amendment to Registration Statement on Form S-1

Gentlemen:

We hereby consent to the incorporation of our opinion dated March 12, 2010 into Post Effective Amendment #1 to the Registration Statement on Form S-1.  I further consent to the reference to our firm under the heading “Experts” in the amended Registration Statement.

 Sincerely,

Yours truly,

W.L. MACDONALD LAW CORPORATION

/s/ W.L. MACDONALD LAW CORPORATION

Macdonald Tuskey is an association of law corporations with lawyers called in the Provinces of British Columbia and Alberta and the State of New York.